certification

Michael Dow, President, and Jessica Chase, Treasurer of the Beacon Pointe Multi-Alternative Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Beacon Pointe Multi-Alternative Fund	Beacon Pointe Multi-Alternative Fund

/s/ Michael Dow	/s/ Jessica Chase
Michael Dow	Jessica Chase

Date:	12/4/2024	Date:	12/4/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.